EXHIBIT 10.1

Aegon Loan Nos. 10520104 (Parsippany, New Jersey) and 10520105 (Shelton, Connecticut)
$8,400,000

Loan Agreement

THIS LOAN AGREEMENT (the “Agreement”) is made as of this 24th day of March, 2020 (the “Effective Date”), by and between TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation having an office c/o AEGON USA Realty Advisors, LLC, Mortgage Loan Department – 3B-CR, 6300 C Street SW, Cedar Rapids, Iowa 52499 (“Lender”), WU/LH 466 Bridgeport L.L.C., and GWL 20 East Halsey LLC, each a limited liability company organized under Delaware law (each, a “Borrower” and collectively, the “Borrowers”), each with an address at 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552.

1.	RECITALS
(a)

Under the terms of a commercial Loan Application/Commitment dated February 4, 2020 (the “Commitment”), AEGON USA Realty Advisors, LLC (“Aegon”), as agent for Lender, agreed to fund a portfolio of commercial mortgage loans in the aggregate principal amount of $8,400,000 (the “Loan”).

(b)

The Loan is evidenced by secured promissory notes (each, a “Note” and collectively, the “Notes”). Each Note is made by one of the Borrowers and the combined principal amounts of the Notes are equal the amount of the Loan.

(c)

Each Note is primarily secured by a Mortgage, Security Agreement and Fixture Filing, an Open-End Mortgage Deed, Security Agreement and Fixture Filing or other security instrument of even date herewith (each, a “Mortgage” and collectively, the “Mortgages”), encumbering or conveying as security for the applicable Note one or more parcels of Land (each, a “Parcel” and collectively, the “Real Property”). For servicing purposes, each of the Notes has a separate “Loan Number” which appears in the footer of all of the documents relating primarily to that Borrower, its Note and its related Parcel.

(d)

In order to realize the benefits of the Loan, each of the Borrowers desires to guarantee the obligations of all of the other Borrowers with respect to the Loan and to secure its guarantee with an interest in its Parcel.

(e)

Under the Commitment, the Lender has agreed to the amount, interest rate, maturity, and other provisions of the Loan on the express condition that the Borrowers enter into a loan agreement evidencing the willingness of each of them for the Parcel owned by such Borrower to serve as collateral for the Loan as a whole in the event that any Borrower defaults in its obligations under any of the documents entered into in connection with the Loan, including this Agreement (the “Loan Documents”), and certain other agreements relating to the Loan.

2.	AGREEMENT

To complete the transactions contemplated by the Commitment, to induce the Lender to make the Loan, and in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrowers and the Lender hereby enter into this Agreement on the terms that follow. Capitalized terms used but not defined in this Agreement shall have the definitions given them in the Notes, Mortgages, or other Loan Documents.

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

3.	DEFINITIONS

“Borrower” and “Borrowers” shall have the meaning set forth in Section 1.

“Business Day” means any day when state and federal banks are open for business in Cedar Rapids, Iowa.

“Indebtedness” means all sums that are owed or become due pursuant to the terms of the Notes or other Loan Documents, or any of the other Loan Documents or any other communications or writings by or between the Borrowers and the Lender relating to the Loan, including scheduled principal payments, scheduled interest payments, default interest, late charges, prepayment premiums, accelerated or matured principal balances, advances, collection costs (including reasonable attorneys’ fees), reasonable attorneys’ fees and costs in enforcing or protecting the Notes, the Mortgages, or any of the other Loan Documents in any bankruptcy proceeding, receivership costs and all other financial obligations of the Borrower incurred in connection with the Loan.

“Mortgage” or “Mortgages” shall have the meaning set forth in Section 1.

“Mortgage Taxes” means the mortgage recording, transfer or other taxes to be paid upon recordation of the Mortgages.

“Note” or “Notes” shall have the meaning set forth in Section 1.

“Notice” means a notice given in accordance with the provisions of Subsection 8.3.

“Parcel” or “Parcels” shall have the meaning set forth in Section 1.

4.	BORROWERS’ AGREEMENTS
4.1	Representations and Warranties

Each Borrower represents and warrants to the Lender, as of the date hereof, that (a) it is not the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors, (b) it is adequately capitalized and has the ability to pay its debts as they become due, (c) it is solvent and will not be rendered insolvent as a result of its obligations under this Agreement or the other Loan Documents, (d) it has received reasonably equivalent value in exchange for encumbering its Parcel to secure its obligations under this Agreement and the other Loan Documents, (e) it is an affiliate of the other Borrowers and will receive a direct and material benefit from the making of the Loan to the such Borrower and the other Borrowers, and (f) the benefits derived by such Borrower from this Agreement and the other Loan Documents are equivalent to the burdens imposed upon such Borrower and its Parcel by this Agreement and the other Loan Documents, notwithstanding that such Borrower’s Note and the other Notes may be of differing amounts.

4.2	Loan Allocation

The Borrowers consent to the allocation of the Loan amount among the Notes as follows:

Loan Number	Borrower	Note Original Balance
10520104	GWL 20 East Halsey LLC	$5,980,000
10520105	WU/LH 466 Bridgeport, L.L.C.	$2,420,000

This allocation is made solely for the purpose of determining the amount of the recordation, transfer or mortgage taxes to be paid upon the recordation of the Mortgages, and shall not limit the extent or priority of the lien or security interest created by the Mortgages. If any Legal Requirement requires that additional Mortgage Taxes be paid in order to ensure that the lien or security interest

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

created by any Mortgage extend to the full amount of the Loan, the Borrowers shall pay the additional Mortgage Taxes.

4.3	Cross Default

Any “Default” as defined under any of the Loan Documents entered into by any Borrower shall constitute a default (a “Default”) under the terms of this Agreement and the other Loan Documents. Any Default under this Agreement shall constitute a “Default” under any of the Notes and the other Loan Documents entered into by any Borrower.

4.4	Cross Collateralization Guarantees

Each of the Borrowers (for purposes of this Section, the “Guaranteeing Borrower”) hereby unconditionally guarantees to the Lender that all payment obligations of the other Borrowers, including, without limitation, all principal, interest and other amounts due under the Loan Documents, will be paid in the amounts, at the times and in the manner set forth in the Loan Documents, and that all of the terms, covenants and conditions required in the Loan Documents to be kept, observed or performed by each other Borrower will be performed at the time and in the manner set forth in the Loan Documents. The payment and performance obligations set forth in this paragraph are collectively referred to as the “Guaranteed Obligations.”

The guarantee of each of the Guaranteeing Borrowers set forth in this Agreement is irrevocable, absolute and unconditional, and is one of payment and not just collection, and is subject only to the occurrence of a Default under the Loan Documents.

In any enforcement action against a Guaranteeing Borrower, the Guaranteeing Borrower shall not assert or exercise against the Lender any right of setoff, recoupment, or counterclaim, whether such right is independent of, or derives from, the Borrower whose Default has given rise the enforcement action (for purposes of this Section, the “Defaulting Borrower”).

No modification, limitation or discharge of any of the liabilities or obligations of the Defaulting Borrower or any other Borrower, arising out of, or by virtue of, any bankruptcy or similar proceeding for relief of debtors under federal or state law initiated by or against the Defaulting Borrower or any other Borrower shall modify, limit, reduce, impair, discharge, or otherwise affect the liability of the Guaranteeing Borrower in any manner whatsoever, and the guarantee of the Agreement shall continue in full force and effect, notwithstanding any such proceeding.

The Guaranteeing Borrower waives any right to require the Lender to: (i) proceed against the Defaulting Borrower or any other guarantor, (ii) proceed against any collateral, (iii) pursue any other remedy in the Lender’s power whatsoever, or (iv) notify the Guaranteeing Borrower of any default by the Defaulting Borrower in the payment of any amounts due under the Loan Documents or in the performance of any agreement of the Defaulting Borrower under the Loan Documents.

The Guaranteeing Borrower waives any defense arising by reason of any of the following: (i) any disability or any counterclaim or right of set-off or other defense of the Defaulting Borrower or any other Borrower, (ii) any lack of authority of the Defaulting Borrower or any other Borrower with respect to the Loan Documents, (iii) the invalidity, illegality or lack of enforceability of the Loan Documents or any provision thereof from any cause whatsoever, including any action or inaction by the Lender, (iv) the failure of the Lender to perfect or maintain perfection of any security interest in any collateral, (v) the cessation from any cause whatsoever of the liability of the Defaulting Borrower or any other Borrower, (vi) that the Loan Documents shall be void or voidable as against the Defaulting Borrower, or any other Borrower, or any of the Defaulting Borrower’s or any other Borrower’s creditors, including a trustee in bankruptcy of the Defaulting Borrower or any other Borrower, by reason of any fact or circumstance, (vii) the delay or failure of the Lender to exercise any of its rights and remedies against the Defaulting Borrower, any other Borrower or any collateral

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

or security for the Loan Documents or this Agreement, (viii) any event or circumstance that might otherwise constitute a legal or equitable discharge of the Guaranteeing Borrower’s obligations hereunder; provided, however, that the Guaranteeing Borrower does not waive any defense arising from the due performance by the Defaulting Borrower of the terms and conditions of the Loan Documents, (ix) all errors and omissions in connection with the Lender’s administration of all indebtedness guaranteed by this Agreement, except errors and omissions resulting from the Lender’s acts of bad faith, (x) any right or claim of right to cause a marshaling of the assets of the Defaulting Borrower or any other Borrower, (xi) any act or omission of the Lender (except acts or omissions in bad faith) that changes the scope of the Guaranteeing Borrower’s or any other Borrower’s  risk hereunder, and (xii) all other notices and demands otherwise required by law which the Guaranteeing Borrower may lawfully waive.

Until the payment of all amounts due under the Loan Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by the other Borrowers, the Guaranteeing Borrower waives (i) any right to enforce any remedy that the Lender now has or may hereafter have against the other Borrowers, and (ii) any benefit of, and any right to participate in, any security now or hereafter held by the Lender.

The Guaranteeing Borrower waives all rights of subrogation against the Defaulting Borrower or any other Borrower, for the express purpose that the Guaranteeing Borrower shall not be deemed a “creditor” of the Defaulting Borrower or any other Borrower under applicable bankruptcy law with respect to the Defaulting Borrower’s or any other Borrower’s obligations to the Lender.

The Guaranteeing Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptances of this Agreement.

The Guaranteeing Borrower waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

The Guaranteeing Borrower hereby subordinates the payment and the time of payment of all indebtedness and obligations of the other Borrowers to the Guaranteeing Borrower of every kind and nature whatsoever whether now in existence or hereafter entered into (the “Subordinated Indebtedness”) to the payment of all obligations of the Guaranteeing Borrower under this Agreement. At such time as a Default exists, the Guaranteeing Borrower shall not receive any payment or distribution on account of, or accept any collateral or security for, or bring any action to collect, the Subordinated Indebtedness. The Guaranteeing Borrower shall not assign, transfer, pledge or dispose of the Subordinated Indebtedness while this Agreement is in effect.

If the Guaranteeing Borrower does receive any such payment or distribution, whether voluntary or involuntary, and whether or not under any state or federal bankruptcy or other insolvency proceedings, after a Default, then the Guaranteeing Borrower agrees and directs that any such payment or distribution shall be paid or delivered directly to the Lender for application to the obligations of the Guaranteeing Borrower under this Agreement (whether due or not and in such order and manner as the Lender may elect). If any such payment or distribution is received by the Guaranteeing Borrower during the existence of a Default, the Guaranteeing Borrower will deliver the same to the Lender, and until so delivered, the same shall be held in trust by the Guaranteeing Borrower as property of the Lender. As further assurance of the authorization herein given, the Guaranteeing Borrower agrees to execute and deliver to the Lender any power of attorney, assignment, endorsement, or other instrument as may be requested by the Lender to enable the Lender to enforce any claims upon the Subordinated Indebtedness and to collect and receive any payment or distribution with respect to the Subordinated Indebtedness. The Guaranteeing Borrower hereby irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution on account of the Subordinated Indebtedness and to file claims

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

and take such other proceedings in the name of the Lender or in the name of the Guaranteeing Borrower as the Lender may deem necessary or advisable to carry out the provisions of this Agreement.

To secure the performance by the Guaranteeing Borrower of the provisions of this Agreement, Guaranteeing Borrower assigns, pledges and grants to the Lender a security interest in, and lien on, the Subordinated Indebtedness, all proceeds thereof and all and any security and collateral therefor. Upon the request of the Lender, the Guaranteeing Borrower shall endorse, assign and deliver to the Lender all notes, instruments and agreements evidencing, securing, guaranteeing or made in connection with the Subordinated Indebtedness.

No modification, limitation or discharge of any of the liabilities or obligations of any Borrower arising out of, or by virtue of, any bankruptcy or similar proceeding for relief of debtors under federal or state law initiated by or against any Borrower shall modify, limit, reduce, impair, discharge, or otherwise affect the liability of any Borrower in any manner whatsoever, and the guarantee contained in this Section shall continue in full force and effect, notwithstanding any such proceeding.

4.5	Payment of Monthly installments of Debt Service

The Borrowers agree to pay monthly installments of debt service on the Loan through separate payments on each of the Notes.

4.6	Default

It shall be a “Default” of the Borrowers under this Agreement if the obligation of any Borrower to pay any of the Indebtedness becomes subject to a claim that collateralization of such Borrower’s Parcel secured by the related Mortgage or any of the related Loan Documents constitutes a fraudulent conveyance or transfer, or otherwise becomes subject to avoidance under any fraudulent transfer law, in either case, including Section 548 of Title 11 of the United States Code or any applicable provisions of comparable laws of any state where a Borrower is formed or qualified to do business or any state in which a Parcel is located, unless a motion for the dismissal of the petition or proceeding or other action is filed within ten (10) days and results in its dismissal within sixty (60) days of the filing of the petition or proceeding or other action.

5.	SEPARATE IDENTITY COVENANTS
5.1	Organizational Documents.

Each Borrower covenants and agrees not to modify or amend its organizational documents in any way which would conflict with, or would modify or eliminate that such Borrower observe, the requirements of Subsection 6.5 (Bankruptcy Remote Entity) of the Mortgage.

5.2	Inspection

Lender and its agents, upon not less than two (2) Business Days’ notice, shall have the right from time to time to inspect the books and records of any Borrower at its principal office in order to verify whether or not such Borrower is complying with the provisions of Subsection 5.1.

6.	PREPAYMENTS; Transfers
6.1	Prepayments

Except as set forth herein, each Borrower agrees that it may not prepay the Note executed by such Borrower unless all of the other Borrowers are simultaneously prepaying the Note executed by such Borrowers, all in compliance with requirements of such Note.

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

6.2	Transfers
(a)	Permitted Transfer to an Approved Purchaser

No Borrower may exercise its rights under Subsection 14.1 of its related Mortgage unless all of the Real Property is sold simultaneously either (A) to a single New Borrower pursuant to a permitted assumption under Section 14.1 of all of the Mortgages, or (B) to multiple New Borrowers pursuant to a permitted assumption and a fully cross-defaulted, cross-collateralized transaction.

(b)	Permitted Transfers of Certain Passive Interests

No Borrower may exercise its rights under Subsection 14.2 or Subsection 14.3, as applicable, of its related Mortgage unless all of the other Borrowers simultaneously exercise such rights, so that all of the Borrowers have identical ownership and Legal Control following the transfers.

7.	ELECTION OF REMEDIES

In the event of Default, the Lender need not resort first to its remedies under the Loan Documents executed by the Borrower that has executed the Note or the Loan Documents from which the Default arises. The Lender may instead exercise its remedies for Default under any of the Loan Documents executed by any other Borrower, at its sole and absolute discretion.

8.	MISCELLANEOUS
8.1	Applicable Law

This Agreement and the Loan Documents other than those Loan Documents which, as a matter of the public policy of the jurisdiction in which a Parcel is located, must be governed by the law of that jurisdiction, shall be interpreted, construed, applied, and enforced according to, and will be governed by, the laws of the State of Connecticut, without regard to any choice of law principles which, but for this provision, would require the application of the law of another jurisdiction and regardless of where executed or delivered, where payable or paid, where any cause of action accrues in connection with this transaction, where any action or other proceeding involving this Agreement is instituted or pending, and whether the laws of the State of Connecticut otherwise would apply the laws of another jurisdiction. The Borrowers agree that the Lender may determine to initiate an action or proceeding relating to this Agreement or any of the other Loan Documents in any state court or United States District Court where a Parcel is located.  Each Borrower waives any objection that it may now or hereafter have based on venue and/or forum non conveniens of any such action or proceeding.

8.2	Release of Claims

The Borrowers hereby RELEASE, DISCHARGE and ACQUIT forever the Lender and its officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the Effective Date (or the date of actual execution hereof by the Borrower, if later). As used herein, the term “Claim” shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys’ fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

8.3	Notices

In order for any demand, consent, approval or other communication to be effective under the terms of this Agreement, “Notice” must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted as a pdf attachment by email (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to the Lender:

Transamerica Life Insurance Company
c/o AEGON USA Realty Advisors, LLC
6300 C Street SW
Cedar Rapids, Iowa 52499
Attn:  Mortgage Loan Department – 3B-CR
Reference:  Loan #10520104 & 10520105
Email Address:  aamservicing@aegonusa.com

If to the Borrowers:

WU/LH 466 Bridgeport L.L.C. and GWL 20 East Halsey LLC
60 Hempstead Avenue, Suite 718
West Hempstead, New York 11552
Attn:  Louis Sheinker
Email Address:  lsheinker@gtjreit.com

With a copy to:

Schiff Hardin LLP

1185 Avenue of the Americas

New York, New York 10036

Attn:  Christine A. McGuinness

Email Address:  cmcguinness@schiffhardin.com

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by email will be deemed delivered when a read receipt has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). The Lender or the Borrower may change its address for Notice by giving Notice of such change to the other party.

8.4	No Partnership

Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between the Borrowers and the Lender, or in any way make the Lender a co-principal with any one or all of the Borrowers with reference to the Property.

8.5	Successors and Assigns

The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind the parties hereto and their respective heirs, executors, administrators, successors and assigns, and all tenants, sub-tenants and assigns of same, and all occupants and subsequent owners of the Real Property.

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

8.6	Severability

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Agreement shall operate, or would prospectively operate, to invalidate this Agreement, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect, and shall not affect any other provision of this Agreement which other provisions shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

8.7	Amendment

This Agreement may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall be null and void.

8.8	Sole Benefit

This Agreement and the other Loan Documents have been executed for the sole benefit of the Borrowers and the Lender and the successors and assigns of Lender. No other party shall have rights thereunder or be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. Neither any Borrower nor any other Obligor shall have any right to assign any of its rights under this Agreement or the Loan Documents to any party whatsoever.

8.9	Interpretation
(a)	Headings and General Application

The section, subsection, paragraph and subparagraph headings of this Agreement are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs. If the text requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

(b)	Sole Discretion

The Lender may take any action or decide any matter under the terms of this Agreement or of any other Loan Document (including any consent, approval, acceptance, option, election or authorization) in its sole and absolute discretion, for any reason or for no reason, unless the related Loan Document contains specific language to the contrary. Any approval or consent which the Lender might withhold may be conditioned in any way.

(c)	Result of Negotiations

This Agreement results from negotiations between the Borrowers and the Lender and from their mutual efforts. Therefore, it shall be so construed, and not as though it had been prepared solely by the Lender.

(d)	Reference to Particulars

The scope of a general statement made in this Agreement or in any other Loan Document shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of a Loan Document contains specific language to the contrary, the term

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

“include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

8.10	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

8.11	Adjustment of Obligations

If any Borrower’s obligation to pay the Indebtedness becomes subject to avoidance under any fraudulent transfer law, including Section 548 of Title 11 of the United States Code or any applicable provisions of comparable laws of the state where any Borrower is formed or qualified to do business or where any Parcel is located, then the Indebtedness for which such Borrower will be liable and the amount of the Indebtedness for which its Parcel will constitute security will be limited to the largest amount that would not be subject to avoidance as a fraudulent transfer or conveyance under such fraudulent transfer laws.  Further, at any time at the Lender’s sole option, the Lender may record among the applicable land records a complete or partial termination of any Mortgage evidencing the Lender’s election to treat such Mortgage as null and void with respect to one or more or all of the Parcels (a “Terminated Parcel”).  Each Borrower, at the Lender’s request, must join in any such termination or partial termination, and each Borrower hereby irrevocably appoints the Lender as such Borrower’s agent and attorney-in-fact to execute, deliver and record such termination or partial termination in such Borrower’s name.  Following any such termination or partial termination, the Lender may enforce any Mortgage in accordance with its respective terms as if the Mortgage had never been executed and delivered as to any Terminated Parcel.

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Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the Effective Date.

BORROWER

GWL 20 EAST HALSEY LLC, a Delaware limited liability company

By:  GTJ Realty, LP, a Delaware limited partnership, its Sole Member and Sole Manager

By:  GTJ GP, LLC, a Maryland limited liability company, its General Partner

By:  GTJ REIT, Inc., a Maryland corporation, its Sole Member and Sole Manager

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer

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[Signature Page – Loan Agreement]

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

BORROWER

WU/LH 466 BRIDGEPORT, L.L.C., a Delaware limited liability company

By:  GTJ Realty, LP, a Delaware limited partnership, its Sole Member and Sole Manager

By:  GTJ GP, LLC, a Maryland limited liability company, its General Partner

By:  GTJ REIT, Inc., a Maryland corporation, its Sole Member and Sole Manager

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer

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[Signature Page – Loan Agreement]

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105

LENDER

TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation

By:  ______________________________

Name:

Title:

[Signature Page – Loan Agreement]

Loan Agreement

GTJ Portfolio, Parsippany, New Jersey and Shelton, Connecticut
AEGON Loan No. 10520104 and 10520105